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                                                                   EXHIBIT 12.1


            CALCULATION OF THE RATIO OF EARNINGS TO FIXED CHANGES

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

                                               SIX MONTHS              SIX MONTHS               FISCAL YEARS ENDED DECEMBER 31,
                                                  ENDED                   ENDED             --------------------------------------
                                              JUNE 30, 2000           JUNE 30, 1999               1999                 1998
                                           --------------------    --------------------     -----------------    -----------------

INCOME (LOSS) BEFORE INCOME TAXES                 $ 13,591,000              $ (410,000)         $ 18,012,000          $ 8,106,000

NON-RECURRING ITEMS:
   Powec                                (a)          2,282,000                       -                     -                    -
   TSD                                  -C-          2,419,381                       -                     -                    -
   HD-BMP                                                    - (b)           5,057,966 (b)         5,057,966                    -
   CPS                                                       -                       -                     - (e)        2,900,000
   ADS                                                       -                       -                     -                    -
                                           --------------------    --------------------     -----------------    -----------------
     TOTAL NON-RECURRING ITEMS:                      4,701,381               5,057,966             5,057,966            2,900,000

STOCK COMPENSATION EXPENSE:
   Powec                                                     -                       -                     -                    -
   TSD                                  (d)         15,733,848                       -               261,821                    -
   HD-BMP                                                    -                       -                     -                    -
   CPS                                                       -                       -                     -                    -
   ADS                                                  13,555                  13,356                26,711               26,711
                                           --------------------    --------------------     -----------------    -----------------
    TOTAL STOCK COMP EXPENSE                        15,747,403                  13,356               288,532               26,711

          FIXED CHARGES
RENT EXPENSE:
   Powec                                               160,565                       -                     -                    -
   TSD                                                 341,315                 294,610                     -                    -
   HD-BMP                                              191,657                 374,864                     -                    -
   CPS                                                 182,212                 182,212                     -                    -
   ADS                                                 880,147                 790,000                     -                    -
                                           --------------------    --------------------     -----------------    -----------------
    TOTAL RENT EXPENSE                               1,755,896               1,641,686             3,281,000            2,484,000
% OF RENT EXPENSE                      33%             585,299                 547,229             1,093,667              828,000

INTEREST EXPENSE:
   Powec                                                     -                       -                     -                    -
   TSD                                                       -                       -                     -                    -
   HD-BMP                                                    -                       -                     -                    -
   CPS                                                       -                       -                     -                    -
   ADS                                                       -                       -                     -                    -
                                           --------------------    --------------------     -----------------    -----------------
    TOTAL INTERERST EXPENSE                          1,620,000               1,714,000             3,211,000              898,000
AMORTIZATION OF DEBT FEES:
   Powec                                                     -                       -                     -                    -
   TSD                                                       -                       -                     -                    -
   HD-BMP                                                1,604                   1,604                 3,208                    -
   CPS                                                       -                       -                     -                    -
   ADS                                                 342,836                  18,216                36,432                    -
                                           --------------------    --------------------     -----------------    -----------------
    TOTAL AMORT. OF DEBT FEES                          344,440                  19,820                39,640                    -

                                           --------------------    --------------------     -----------------    -----------------
TOTAL FIXED CHARGES                                  2,549,739               2,281,049             4,344,307            1,726,000

                                           --------------------    --------------------     -----------------    -----------------

TOTAL EARNINGS                                    $ 36,589,523             $ 6,942,370          $ 27,702,805         $ 12,758,711

RATIO OF EARNING TO FIXED CHARGES                       14.350                   3.043                 6.377                7.392






                                               ------------------------------------------------------------
                                                     1997                 1996                 1995
                                               ----------------   -------------------   -------------------

INCOME (LOSS) BEFORE INCOME TAXES                  $ 11,818,000           $ 5,123,894          $ 8,237,961

NON-RECURRING ITEMS:
   Powec                                                      -                     -                    -
   TSD                                                        -                     -                    -
   HD-BMP                                                     -                     -                    -
   CPS                                                        -                     -                    -
   ADS                                                        -                     -                    -
                                                ----------------   -------------------   ------------------
     TOTAL NON-RECURRING ITEMS:                               -                     -                    -

STOCK COMPENSATION EXPENSE:
   Powec                                                      -                     -                    -
   TSD                                                  157,367               157,040              102,808
   HD-BMP                                                     -                     -                    -
   CPS                                                        -                     -                    -
   ADS                                                   13,369                     -                    -
                                                ----------------   -------------------   ------------------
    TOTAL STOCK COMP EXPENSE                            170,736               157,040              102,808

          FIXED CHARGES
RENT EXPENSE:
   Powec                                                      -                     -                    -
   TSD                                                        -               218,091              212,352
   HD-BMP                                                     -                     -                    -
   CPS                                                        -                     -                    -
   ADS                                                        -                     -                    -
                                                ----------------   -------------------   ------------------
    TOTAL RENT EXPENSE                                1,944,000             1,570,091            1,461,352
% OF RENT EXPENSE                                       648,000               523,364              487,117

INTEREST EXPENSE:
   Powec                                                      -                     -                    -
   TSD                                                        -               151,099               47,965
   HD-BMP                                                     -                     -                    -
   CPS                                                        -                     -                    -
   ADS                                                        -                     -                    -
                                                ----------------   -------------------   ------------------
    TOTAL INTERERST EXPENSE                           3,297,000             4,373,099            1,567,965
AMORTIZATION OF DEBT FEES:
   Powec                                                      -                     -                    -
   TSD                                                        -                     -                    -
   HD-BMP                                                     -                     -                    -
   CPS                                                        -                     -                    -
   ADS                                                        -                     -                    -
                                                ----------------   -------------------   ------------------
    TOTAL AMORT. OF DEBT FEES                                 -                     -                    -

                                                ----------------   -------------------   ------------------
TOTAL FIXED CHARGES                                   3,945,000             4,896,463            2,055,082

                                                ----------------   -------------------   ------------------

TOTAL EARNINGS                                     $ 15,933,736          $ 10,177,397         $ 10,395,851

RATIO OF EARNING TO FIXED CHARGES                         4.039                 2.079                5.059


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(a)            $2,282,000 = $242,000 write off of Loan Fees related to previous
               LOC. Need new LOC for Powec purchase and $2,040,000 to expense FMV inventory write-up related to Powec.

(b) 5,057,966 = All nonrecurring costs incurred for all SBU's during 1999.

(C) $2,419,381 = 2,118,233 acquisition costs incurred by P1 for HCP acquisition and 301,148 acquisition costs incurred by HCP.

(d) $13,504,688 = 13,311,669 compensation expense related to HCP stock bonus agreements and 193,019 medicare payroll tax applicable to HCP stock compensation charge. Plus $2,229,160 for TSD Stock comp charge in April 2000.

(e) $2,900,000 = Q3 + Q4 1998 FMV Inventory write-up charge related to CPS.